UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2006

FLIGHT SAFETY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-33305 (Commission File Number)	95-4863690 (IRS Employer Identification No.)

        28 Cottrell Street, Mystic, Connecticut 06355
(Address of principal executive offices and Zip Code)

                              (860) 245-0191
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 1.01. Entry Into and Amendment of Material Definitive Agreement

On May 4, 2006, the Compensation Committee of the Board of Directors of Flight Safety Technologies, Inc. approved effective May 31, 2006 the accelerated the vesting of all unvested stock options previously issued to officers, directors and employees under our equity inventive compensation plans. The options affected by this accelerated vesting have exercise prices ranging from $3.50 to $6.00 per share of our common stock which is above the $2.32 closing price per share of the Company's stock on May 30, 2006. We currently have 1,886,100 outstanding stock options that have been granted to our employees and directors, of which 820,900 are vested. As a result of the accelerated vesting, options to purchase 1,065,200 shares of common stock, which would have otherwise vested and become exercisable from time to time over the next three years, will become immediately exercisable on May 31, 2006. All other terms of each of the option grants, including exercise price and number of options and grants will remain unchanged.

We made the decision to accelerate the vesting of all outstanding options primarily to reduce potential compensation expense that otherwise would be recorded as these options would have vested starting with the first quarter ending August 31, 2006 as required by Statement of Financial Accounting Standards No. 123R ("SFAS 123R"), "Share-Based Payment" issued by the Financial Accounting Standards Board which we will adopt as of June 1, 2006. Because the unvested options have exercise prices in excess of the current market value of our common stock, the Committee believes their acceleration preserves the incentive of employee equity participation while avoiding the need to take an income statement charge for options issued under current accounting guidelines. We currently account for stock options under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and will report, for disclosure purposes only, compensation expense related to the affected options in the notes to our fiscal year 2006 financial statements.

A copy of the Press Release, dated June 1, 2006, announcing the acceleration of the vesting of options is incorporated herein as Exhibit 99.1 filed with this Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIGHT SAFETY TECHNOLOGIES, INC. Date: June 2, 2006 /s/ Samuel A. Kovnat
Samuel A. Kovnat Chief Executive Officer